UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Feb 26, 2024

FIGS, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40448	46-2005653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2834 Colorado Avenue, Suite 100
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (424) 300-8330

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	FIGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note

On February 28, 2024, FIGS, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to, among other things, report under Item 5.02 thereof the appointment of Kevin Fosty as Interim Chief Financial Officer of the Company.

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Original Report to add the information required by Item 5.02(c)(3) of Form 8-K, which was unavailable at the time the Original Report was filed. No other amendments to the Original Report are being made by this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, in connection with Mr. Fosty’s appointment as the Company’s Interim Chief Financial Officer, the Company entered into an Employment Offer Letter with Mr. Fosty (the “Offer Letter”), effective as of May 9, 2024, pursuant to which Mr. Fosty will receive an annual base salary of $304,250 (the “Base Salary”) and an annual target bonus opportunity of 25% of the Base Salary. The payment of any earned annual bonus will be subject to his continued employment through the bonus payment date. In addition, Mr. Fosty is eligible to participate in our standard benefit programs. Mr. Fosty’s employment with us is at-will.

Pursuant to the Offer Letter, Mr. Fosty is eligible to receive up to three one-time bonus payments (the “Interim CFO Bonus Payments”), as follows: (i) a one-time bonus of $20,000 to be paid on June 14, 2024, (ii) a one-time bonus of $20,000 to be paid on the Company’s next regular payroll pay date following written acceptance by a permanent chief financial officer of an offer to join the Company and (iii) a one-time bonus of $20,000 to be paid on the Company’s next regular payroll pay date following October 1, 2024, provided that no permanent chief financial officer has accepted an offer to join the Company by such date. Each Interim CFO Bonus Payment is conditioned upon Mr. Fosty’s continued employment at the Company for a period of six months following the relevant Interim CFO Bonus Payment. If Mr. Fosty’s employment is terminated within six months of the receipt of an Interim CFO Bonus Payment, whether due to a resignation by Mr. Fosty or a termination by the Company for “cause,” as defined in the Offer Letter, Mr. Fosty will repay a prorated portion of the applicable Interim CFO Bonus Payment to reflect his partial time employed during the relevant six-month period.

In addition, pursuant to the Offer Letter and subject to his continued service through May 14, 2024 (the “Grant Date”), the Compensation Committee of the Board of Directors of the Company approved the grant of restricted stock units to Mr. Fosty under the Company’s 2021 Equity Incentive Award Plan, effective on the Grant Date, with a value equal to $100,000 (the “RSU Award”). The RSU Award will vest quarterly over four years, subject to Mr. Fosty’s continued service through the applicable vesting date.

Pursuant to the Offer Letter, if Mr. Fosty’s employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in the Offer Letter), other than as a result of death or disability, then Mr. Fosty is entitled to receive continued payments of Base Salary for four months following the date of termination and up to four months of COBRA continuation. These severance payments and benefits are subject to Mr. Fosty’s timely execution and non-revocation of a release of claims in the Company’s favor and his continued compliance with restrictive covenants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGS, INC.
Date:	May 9, 2024	By:	/s/ Todd Maron
		Name:	Todd Maron
		Title:	Chief Legal Officer